Exhibit 24
Limited Power of Attorney - Securities Law Compliance
      The undersigned, as an officer or director of HemoSense, Inc. (the "Company"), hereby constitutes and appoints James Merselis and Gordon Sangster as the undersigned's true and lawful attorneys-in-fact and agents to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as said attorneys shall in their discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      This Limited Power of Attorney is executed at Northville, MI as of the date set forth below.

/s/ GREGORY M. AYERS
Signature
Gregory M. Ayers
Type or Print Name
Dated:   FEB. 8, 2007
Witness:

/s/ CAROLANNE J. AYERS
Signature
Carolanne J. Ayers
Type or Print Name
Dated:  2/8/07